                                                                    Exhibit 12.1

             Computation of Ratio of Earnings to Fixed Charges for
                           Hanover Compressor Company
                  (Amounts in thousands of dollars) (unaudited)

                                                               Nine Months Ended September 30,
                                                         --------------------------------------------
                                                           Pro forma
                                                              2001          2001           2000
                                                              ----          ----           ----

Earnings:
Income before taxes                                         $105,813      $104,281       $ 62,653

Add:
Interest on indebtedness and amortization of debt
expense and discount                                          23,598        15,098         10,336
Leasing expense and the estimated interest factor
attributable to rents                                         71,709        48,291         30,032
                                                             -------       -------        -------
   Earnings                                                  201,120       167,670        103,021
                                                             -------       -------        -------
Fixed charges:
Interest on indebtedness and amortization of
   debt expense and discount                                  24,618        16,118         11,606
Leasing expense and the estimated interest factor
attributable to rents                                         71,709        48,291         30,032
                                                             -------       -------        -------

   Fixed charges                                              96,327        64,409         41,638
                                                             -------       -------        -------


Ratio of earnings to fixed charges                              2.09          2.60           2.47
                                                             =======       =======        =======

                                                                                    Year Ended December 31,
                                                                 ------------------------------------------------------------------
                                                                 Pro forma
                                                                    2000        2000       1999       1998        1997       1996
                                                                    ----        ----       ----       ----        ----       ----
Earnings:
Income before taxes                                                $88,454    $93,470    $63,586     $49,636    $28,685    $16,953

Add:
Interest on indebtedness and amortization of debt
expense and discount                                                33,322     14,842      9,064      11,716     10,728      6,594
Leasing expense and the estimated interest factor
attributable to rents                                               82,007     46,132     22,486       6,310        113        132
Equity in losses of joint ventures                                                                       137        342
                                                                   -------    -------     ------      ------     ------     -------

   Earnings                                                        203,783    154,444     95,136      67,799     39,868     23,679
                                                                   -------    -------     ------      ------     ------     -------
Fixed charges:
Interest on indebtedness and amortization of
   debt expense and discount                                        34,857     16,377     10,597      11,716     10,728      6,594
Leasing expense and the estimated interest factor
attributable to rents                                               82,007     46,132     22,486       6,310        113        132
                                                                   -------    -------     ------      ------     ------     -------

   Fixed charges                                                   116,864     62,509     33,083      18,026     10,841      6,726
                                                                   -------    -------     ------      ------     ------     -------

Ratio of earnings to fixed charges                                    1.74       2.47       2.88        3.76       3.68       3.52
                                                                   =======    =======     ======      ======     ======     ======